Exhibit 99.1

Halcón Resources Appoints Carin Barth to the Company’s Board of Directors

Announces Settlement Agreement with Fir Tree Capital Management

DENVER, COLORADO — April 17, 2019 — Halcón Resources Corporation (NYSE:HK) (“Halcón” or the “Company”) today announced that the Company’s Board of Directors has appointed Carin Barth to the Board as a Class A director who is expected to stand for re-election at the Company’s 2020 annual meeting. With the addition of Ms. Barth, the Halcón Board has expanded from seven to eight directors, all of whom are independent.

In conjunction with today’s actions, the Company also announced that it has entered into a settlement agreement with Fir Tree Capital Management LP (“Fir Tree”), which has economic exposure to approximately 7% of the common stock of Halcón.  As part of the agreement, the Company has agreed to add an additional director to the Class A directors by July 2019.

“We expect our shareholders will benefit from this constructive outcome and look forward to the extensive experience and perspective that Carin brings to our Board,” said James Christmas, Halcón’s Chairman of the Board.

Evan Lederman, Managing Director and a Partner at Fir Tree, said “We are very pleased to have been able to work constructively with Halcón’s Board as they begin their effort to pursue strategic alternatives for the Company. We also fully support the Board’s ongoing initiatives to materially reduce corporate overhead, improve operations and focus on capital discipline. The appointment of two new independent directors to the Board, including Carin Barth, will help ensure value is maximized for all of Halcón’s shareholders.”

As part of the agreement, Fir Tree has agreed to abide by certain customary standstill provisions and to support the Company’s slate of three independent director nominees at the 2019 Annual Meeting, which is scheduled to be held on May 23, 2019. The agreement will be included as an exhibit to a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission.

About Carin Barth

Carin Barth is co-founder and President of LB Capital Inc., a private equity investment firm established in 1988. She currently serves as a director of Enterprise Holdings LLC, the General Partner of Enterprise Products Partners L.P., Black Stone Minerals, L.P. and Group 1 Automotive, Inc., and is Chair of the Audit Committee for both BSM and GPI. Additionally, Ms. Barth serves as Chair of the Trustees for The Welch Foundation and a board member of the Ronald McDonald House of Houston. Ms. Barth has previously served on the following boards: Bill Barrett Corporation from 2012 - 2016; Western Refining, Inc. from 2006 - 2016, where she also Chaired the Audit Committee; Methodist Hospital Research Institute from 2007 - 2012; Encore Bancshares, Inc. from 2009 - 2012; and Amegy Bancorporation, Inc. from 2006 - 2009. She has previously served as Chairman of the Investment Advisory Committee for the Endowment at Texas Tech University from 2012 - 2018, a Commissioner of the Texas Department of Public Safety from 2008 - 2014, a director of the Texas Public Finance Authority from 2006 - 2008, and as a member of the Texas Tech University System Board of Regents from 1999 - 2005. Ms. Barth was appointed by President George W. Bush to serve as Chief Financial Officer of the U.S. Department of Housing and Urban Development from 2004 - 2005. She received a B.S. from the University of Alabama, summa cum laude, and an M.B.A. from Vanderbilt University’s Owen Graduate School of Management.

About Halcón Resources

Halcón Resources Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

For more information contact Quentin Hicks, Executive Vice President — CFO and Treasurer, at 303.802.5541 or qhicks@halconresources.com.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, or “probable” or statements that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved.  Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and other filings submitted by the Company to the U.S. Securities and Exchange Commission (SEC), copies of which may be obtained from the SEC’s website at www.sec.gov or through the Company’s website at www.halconresources.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.